Schedule 14A Information

                    Proxy Statement Pursuant to Section 14(a)
                   of the Securities and Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                              UNITEDGLOBALCOM, INC.
                -----------------------------------------------
                (Name of Registrant as Specified in its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      (1)  Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------------
      (2)  Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------------
      (4)  Proposed maximum aggregate value of transaction:

           ---------------------------------------------------------------------

      (5)  Total fee paid:

           ---------------------------------------------------------------------
[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1)   Amount previously paid:
                                   ---------------------------------------------
      (2)   Form, Schedule or Registration Statement No.:
                                                         -----------------------
      (3)   Filing Party:
                        --------------------------------------------------------
      (4)   Date Filed:
                       ---------------------------------------------------------

                              UNITEDGLOBALCOM, INC.
                        4643 S. Ulster Street, Suite 1300
                             Denver, Colorado 80237



                                                                  April 28, 2000


Dear Fellow Stockholder:

     You are cordially invited to attend the annual meeting of stockholders of UnitedGlobalCom, Inc. (the "Company"), which will be held at the Denver Marriott Tech Center Hotel, 4900 S. Syracuse Street, Denver, Colorado, on Tuesday, June 27, 2000, at 10:00 a.m. local time. A notice of the annual meeting, a proxy card, a Proxy Statement containing important information about the matters to be acted upon at the annual meeting, and the Company's 1999 Annual Report to Stockholders are enclosed.

     You will be asked at the annual meeting to consider and vote upon (i) the election of three directors of the Company to serve until the 2003 annual meeting of stockholders, three directors of the Company to serve until the 2001 annual meeting of stockholders and one director to serve until the 2002 annual meeting of stockholders and, in each case, until their successors are elected and qualified, (ii) the ratification of the appointment of Arthur Andersen LLP to serve as independent auditors for the Company for the fiscal year ending December 31, 2000, and (iii) to transact such other business as may properly come before the annual meeting.

     The Board of Directors believes the proposals delineated above are in the best interests of the Company and its stockholders. The Board of Directors recommends that the stockholders vote in favor of the proposals presented in the enclosed Proxy Statement.

     Whether or not you are personally able to attend the annual meeting, please complete, sign and date the enclosed proxy card and return it in the enclosed prepaid envelope as soon as possible. This action will not limit your right to vote in person if you do wish to attend the meeting and vote personally.


                                                Yours truly,



                                                /s/ Gene W. Schneider
                                                Gene W. Schneider
                                                Chairman of the Board and
                                                    Chief Executive Officer

                              UNITEDGLOBALCOM, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To be held on June 27, 2000

                              ---------------------


     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (including any adjournment or postponement thereof, the "Meeting") of UnitedGlobalCom, Inc., a Delaware corporation (the "Company"), will be held at the Denver Marriott Tech Center Hotel, 4900 S. Syracuse Street, Denver, Colorado on Tuesday, June 27, 2000 at 10:00 a.m. local time for the following purposes:

(i) the election of three directors of the Company to serve until the 2003 annual meeting of stockholders, three directors of the Company to serve until the 2001 annual meeting of stockholders and one director of the Company to serve until the 2002 annual meeting of stockholders and, in each case, until their successors are elected and qualified,

(ii) the ratification of the appointment of Arthur Andersen LLP to serve as independent auditors for the Company for the fiscal year ending December 31, 2000, and

(iii) to transact such other business as may properly come before the Meeting.

     Holders of record of the Company's Class A Common Stock and Class B Common Stock at the close of business April 28, 2000, the record date of the meeting, will be entitled to notice of and to vote together as a single class at the Meeting. A list of stockholders entitled to vote at the Meeting will be available at the Company's office for review by any stockholder, for any purpose germane to the Meeting, for at least 10 days prior to the Meeting.

     Shares can only be voted at the Meeting if the holder is present or represented by proxy. If you do not expect to attend the Meeting, you are urged to complete, date and sign the enclosed proxy card and return it promptly in the accompanying, postage prepaid envelope, so that your shares may be voted in accordance with your wishes and the presence of a quorum may be assured. Such proxy action does not affect your right to vote in person in the event you attend the Meeting. If your shares are registered in street name, however, you will need a representation from your broker as to your stockholder status in order to vote in person at the meeting. Such representation is not necessary to just attend the meeting.

     This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders of the Company on or about May 8, 2000.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        /s/ Ellen P. Spangler
                                        Ellen P. Spangler
                                        Secretary


Denver, Colorado
April 28, 2000

PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING.

                              UNITEDGLOBALCOM, INC.
                      4643 South Ulster Street, Suite 1300
                             Denver, Colorado 80237
                           --------------------------

                                 PROXY STATEMENT
                           --------------------------

     This Proxy Statement is being furnished to holders of Class A Common Stock and Class B Common Stock, each $.01 par value per share (collectively, the "Common Stock"), of UnitedGlobalCom, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the annual meeting of the Company's stockholders or at any adjournment or postponement thereof (the "Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

TIME AND PLACE; PURPOSES

     The Meeting will be held at 10:00 a.m. local time on June 27, 2000 at the Denver Marriott Tech Center Hotel, 4900 S. Syracuse Street, Denver, Colorado. At the Meeting, the stockholders of the Company will be asked to consider and vote upon the following proposals: (i) the election of three directors of the Company to serve until the 2003 annual meeting of stockholders, three directors of the Company to serve until the 2001 annual meeting of stockholders and one director of the Company to serve until the 2002 annual meeting of stockholders and, in each case, until their successors are elected and qualified (the "Election of Directors Proposal"); (ii) the ratification of the appointment of Arthur Andersen LLP to serve as independent auditors for the Company for the fiscal year ending December 31, 2000 (the "Auditors Proposal"); and (iii) to transact such other business as may properly come before the Meeting.

     This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders of the Company on or about May 8, 2000.

VOTING RIGHTS; RECORD DATE

     The Board has fixed the close of business on April 28, 2000 (the "Record Date"), as the record date for the determination of holders of Common Stock entitled to receive notice of and to vote at the Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote at the meeting 76,571,630 shares of Class A Common Stock and 19,321,940 shares of Class B Common Stock. The Class A Common Stock and Class B Common Stock vote together as a single class on all matters, except where otherwise required by the Delaware General Corporation Law. Each share of Class A Common Stock has one vote and each share of Class B Common Stock has ten votes on each matter on which holders of such shares of such classes are entitled to vote at the Meeting.

     The presence, in person or by proxy, of the holders of a majority of the combined voting power of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Directors are elected by a majority of the combined voting power of the shares of Common Stock represented in person or by proxy and entitled to vote at the Meeting, voting as a single class. The affirmative vote of a majority of the combined voting power of the outstanding shares of Common Stock entitled to vote at the Meeting, represented in person or by proxy, is required to ratify the Auditors Proposal.

     With respect to the Election of Directors Proposal, stockholders of the Company may vote in favor of the nominees, may withhold their vote for the nominees, or may withhold their vote as to specific nominees. With respect to the Auditors Proposal, stockholders of the Company may vote in favor of or against the proposal.

PROXIES

     All shares of Common Stock represented by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted in accordance with the instructions indicated in such proxies. If no specific instructions are given with respect to the matters to be acted upon at the

Meeting, shares of Common Stock represented by a properly executed proxy will be voted FOR the Election of Directors Proposal and FOR the Auditors Proposal. The Election of Directors Proposal and the Auditors Proposal are the only matters to be acted upon at the Meeting. As to any other matter, which may properly come before the Meeting, the persons named in the accompanying proxy card will vote thereon in accordance with their best judgment. A properly executed proxy marked "ABSTAIN," although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at the Meeting, will not be voted and will have the same effect as a vote cast against the proposal to which such instruction is indicated. Shares represented by "broker non-votes" (i.e., shares held by brokers or nominees which are represented at the Meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will also be counted for purposes of determining whether there is a quorum at the Meeting but will be deemed shares not entitled to vote and will not be included for purposes of determining the aggregate voting power and number of shares represented and entitled to vote on a particular proposal.

     A stockholder may revoke his or her proxy at any time prior to its use by delivering to the Secretary of the Company a signed notice of revocation or a later dated signed proxy or by attending the Meeting and voting in person. Attendance at the Meeting will not in itself constitute the revocation of a proxy. Any written notice of revocation or subsequent proxy should be sent or hand delivered so as to be received by UnitedGlobalCom, Inc., 4643 South Ulster Street, Suite 1300, Denver, Colorado, 80237, Attention: Secretary, at or before the vote to be taken at the Meeting.

     The cost of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, officers and employees of the Company may solicit proxies by telephone, telegram, or by personal interviews. Such persons will receive no additional compensation for such services. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares held of record by them and will be reimbursed for their reasonable expenses in connection therewith.

ANNUAL REPORT

     A copy of the 1999 Annual Report to Stockholders which Report includes the consolidated financial statements of the Company for the fiscal year ended December 31, 1999, is being mailed with this Proxy Statement to all Stockholders entitled to vote at the Meeting. Such Report does not form any part of the material for solicitations of proxies.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of March 31, 2000, certain information concerning the ownership of Common Stock of all classes by (i) each stockholder who is known by the Company to own beneficially more than 5% of the outstanding Class A Common Stock or Class B Common Stock at such date, (ii) each director of the Company, (iii) each named executive officer of the Company, and (iv) all directors and named executive officers of the Company as a group. Shares of Class B Common Stock are convertible immediately into shares of Class A Common Stock on a one-for-one basis, and accordingly, holders of Class B Common Stock are deemed to own the same number of shares of Class A Common Stock and are reflected as such in the table. Such ownership information includes shares of Common Stock that may be acquired within 60 days of March 31, 2000, through stock options and convertible securities. The table below also reflects deemed beneficial ownership of Class A Common Stock or Class B Common Stock resulting from the voting provisions of a stockholders' agreement (the "Stockholders' Agreement") among the Company and certain stockholders of the Company. See "Certain Transactions-Stockholders' Agreement" in this Proxy Statement.

     Shares issuable within 60 days upon exercise of options, conversion of convertible securities, exchange of exchangeable securities or upon vesting of restricted stock awards are deemed to be outstanding for the purpose of computing the percentage ownership and overall voting power of persons beneficially owning such securities, but have not been deemed to be outstanding for the purpose of computing the percentage ownership or overall voting power of any other person. So far as is known to the Company, the persons indicated below have sole voting and investment power with respect to the shares indicated as owned by them, except as otherwise stated below and in the notes to the table and except for the shares subject to the Stockholders' Agreement, which shares are voted in accordance with the provisions thereof. The number of shares indicated as owned by Gene W. Schneider, Michael T. Fries, and Mark L. Schneider, each a named executive officer of the Company, and Tina M. Wildes, an officer of the Company, includes interests in shares held by the trustee of the Company's defined contribution 401(k) plan (the "401(k) Plan") as of December 31, 1999. The shares held by the trustee of the Company's 401(k) Plan for the benefit of said executive officers and officer are voted at the discretion of the trustee.

                                Beneficial Ownership Other                   Beneficial Ownership, including Deemed
                                  Than Deemed Beneficial                            Beneficial Ownership as a
                               Ownership as a Result of the                               Result of the
                                 Stockholders' Agreement                             Stockholders' Agreement
                               ------------------------------   -------------------------------------------------------------------
                                   Class A Common Stock                                                          Percentage of all
                                           and                        Class A                  Class B              Outstanding
                                   Class B Common Stock             Common Stock             Common Stock           Common Stock
                              -------------------------------   ----------------------   ---------------------  --------------------
                                         Percent of  Percent                Percent of              Percent of  Percent of  Percent
                                Number   Number of   of Total     Number    Number of      Number   Number of   Number of   of Total
Beneficial Owner              of Shares  Shares(1)   Vote(1)    of Shares   Shares(2)    of Shares  Shares(1)   Shares(1)   Vote(1)
----------------              ---------  ----------  --------   ---------   ----------   ---------  ----------  ---------   --------
Gene W. Schneider(3)(4).....  5,486,350     5.7%      18.0%    20,150,250     21.0%      18,588,376   96.2%       20.8%      69.2%
Curtis W. Rochelle(3)(5)....  2,398,317     2.5%       7.6%    20,150,250     21.0%      18,588,376   96.2%       20.8%      69.2%
Mark L. Schneider(3)(6).....    992,104     1.0%       2.3%    20,150,250     21.0%      18,588,376   96.2%       20.8%      69.2%
Albert M. Carollo(3)(7).....    314,295        *          *    20,150,250     21.0%      18,588,376   96.2%       20.8%      69.2%
John F. Riordan(8)..........    808,645        *          *       808,645         *              --      --           *          *
Tina M. Wildes (9)..........    564,011        *       1.6%       564,011         *         416,956       *           *       1.6%
Michael T. Fries(10) .......    536,089        *          *       536,089         *          91,580       *           *          *
Lawrence J. DeGeorge(11)....    171,875        *          *       171,875         *              --      --           *          *
John P. Cole (12)...........    166,458        *          *       166,458         *              --      --           *          *
John C. Malone(13)..........      7,292        *          *         7,292         *              --      --           *          *
Henry P. Vigil..............         --       --         --            --        --              --      --          --         --
Charles H. R. Bracken.......         --       --         --            --        --              --      --          --         --
All directors and executive
  officers as a group
  (12 persons).............. 11,445,436    11.7%      31.2%    22,004,620     22.7%      18,696,912   96.8%       22.6%      70.1%
Liberty Media
  Corporation(14)...........  9,859,336    10.3%      36.6%    20,150,250     21.0%      18,588,376   96.2%       20.8%      69.2%
The Gene W. Schneider
  Family Trust(15)..........    400,000        *          *    20,150,250     21.0%      18,588,376   96.2%       20.8%      69.2%
Baron Capital Group, Inc.,
  BAMCO, Inc., Baron Capital
  Management, Inc. and
  Ronald Baron(16)..........  3,613,400     3.8%       1.3%    3,613,400       3.8%              --      --        3.8%       1.3%
Capital Research and
  Management Company(17)....  8,721,240     9.0%       3.2%    8,721,240       9.0%              --      --        9.0%       3.2%
FMR Corp.(18)...............  8,327,176     8.7%       3.1%    8,327,176       8.7%              --      --        8.7%       3.1%
Janus Capital Corporation
  and Thomas H. Bailey(19)..  8,463,985     8.8%       3.1%    8,463,985       8.9%              --      --        8.8%       3.1%

 *   Less than 1%.

(1) The figures for the percent of number of shares and percent of total vote are based on 76,360,687 shares of Class A Common Stock (after elimination of shares of the Company held in treasury and by its subsidiaries) and 19,321,940 shares of Class B Common Stock outstanding on March 31, 2000. In determining the percent of vote, each share of Class A Common Stock has one vote per share and each share of Class B Common Stock has 10 votes per share.
(2) The figures for the percent of number of shares in this column are based on 76,360,687 shares of Class A Common Stock (after elimination of shares of the Company held in treasury and by its subsidiaries) and 18,588,376 shares of Class B Common Stock held by parties to the Stockholders' Agreement.
(3) The address of Messrs. G. Schneider, Rochelle, M. Schneider and Carollo is c/o UnitedGlobalCom, Inc., 4643 South Ulster Street, Suite 1300, Denver, Colorado 80237.
(4) Includes 665,920 shares of Class A Common Stock that are subject to presently exercisable options and 3,532 shares of Class A Common Stock held by the trustee of the Company's 401(k) Plan for the benefit of Mr. Schneider. Also includes 4,806,728 shares of Class B Common Stock of which 3,063,512 shares are owned by the G. Schneider Holdings Co. (c/o UnitedGlobalCom, Inc., 4643 South Ulster Street, Suite 1300, Denver, Colorado 80237). The fourth through ninth columns also include 415,583 shares of Class A Common Stock, 466,669 shares of Class A Common Stock subject to presently exercisable options, and 13,781,648 shares of Class B Common Stock owned by other parties to the Stockholders' Agreement, as to which Mr. Schneider disclaims beneficial ownership.
(5) Includes 91,875 shares of Class A Common Stock that are subject to presently exercisable options. Also includes 222,368 shares of Class B Common Stock and 137,134 shares of Class A Common Stock owned by the Marian
     H. Rochelle Revocable Trust of which Mr. Rochelle's spouse Marian Rochelle is the trustee (Box 996, Rawlins, Wyoming 82301) and 1,796,940 shares of Class B Common Stock and 150,000 shares of Class A Common Stock owned by the Rochelle Limited Partnership of which Mr. Rochelle is the general partner. The fourth through ninth columns include 76,912 shares of Class B Common Stock owned by Kathleen Jaure (Box 321, Rawlins, Wyoming 82301), and 66,912 shares of Class B Common Stock owned by Jim Rochelle (Box 967, Gillette, Wyoming 82717) that are excluded from column one. The fourth through ninth columns also include 142,151 shares of Class A Common Stock, 1,040,714 shares of Class A Common Stock subject to presently exercisable options, and 16,569,068 shares of Class B Common Stock owned by other parties to the Stockholders' Agreement (including Kathleen Jaure and Jim Rochelle), as to which Mr. Rochelle disclaims beneficial ownership.
(6) Includes 282,919 shares of Class A Common Stock that are subject to presently exercisable options and 1,763 shares of Class A Common Stock held by the trustee of the Company's 401(k) Plan for the benefit of Mr. Schneider. Also includes 580,736 shares of Class B Common Stock owned by Mr. Schneider. The fourth through ninth columns also include 300,836 shares of Class A Common Stock, 849,670 shares of Class A Common Stock subject to presently exercisable options, and 18,007,640 shares of Class B Common Stock owned by other parties to the Stockholders' Agreement, as to which Mr. Schneider disclaims beneficial ownership.
(7) Includes 91,875 shares of Class A Common Stock that are subject to presently exercisable options and 222,420 shares of Class B Common Stock owned by the Carollo Company. The fourth through ninth columns include 222,412 shares of Class B Common Stock owned by Albert & Carolyn Company, 222,412 shares of Class B Common Stock owned by the James R. Carollo Living Trust and 111,200 shares of Class B Common Stock owned by the John B. Carollo Living Trust that are excluded from column one. The fourth through ninth columns also include 429,385 shares of Class A Common Stock, 1,040,714 shares of Class A Common Stock subject to presently exercisable options, and 18,365,956 shares of Class B Common Stock owned by other parties to the Stockholders' Agreement (including the Albert & Carolyn Company, James R. Carollo Living Trust and the John B. Carollo Living Trust), as to which Mr. Carollo disclaims beneficial ownership. The address of Albert & Carolyn Company and the John B. Carollo Living Trust is c/o Sweetwater Television Co., P.O. Box 8, 602 Broadway, Rock Springs, Wyoming 82901. The address of the James R. Carollo Living Trust is 32395 Highlands Road, Steamboat Springs, Colorado 80477.
(8) Includes 6,303 shares of Class A Common Stock that are subject to presently exercisable options and 769,062 shares of Class A Common Stock owned by Riordan Communications Limited.
(9) Includes 114,375 shares of Class A Common Stock that are subject to presently exercisable stock options and 2,188 shares of Class A Common Stock held by the trustee of the Company's 401(k) Plan for the benefit of Ms. Wildes. Also includes 16,956 shares of Class B Common Stock owned by
     Ms. Wildes, 400,000 shares of Class B Common Stock held by The Gene W. Schneider Family Trust and the following securities owned by her spouse:
     6,000 shares of Class A Common Stock, 1,784 shares of Class A Common Stock held by the trustee of the Company's 401(k) Plan and 22,708 shares of Class A Common Stock that are subject to presently exercisable stock options. Ms. Wildes disclaims beneficial ownership of such shares owned by her spouse and the shares held by The Gene W. Schneider Family Trust, except to the extent of her pecuniary interest therein.
(10) Includes 420,833 shares of Class A Common Stock that are subject to presently exercisable options and 3,494 shares of Class A Common Stock held by the trustee of the Company's 401(k) Plan for the benefit of Mr. Fries. Also includes 91,580 shares of Class B Common Stock owned by Mr. Fries.
(11) Includes 91,875 shares of Class A Common Stock that are subject to presently exercisable options. Also includes 40,000 shares of Class A Common Stock owned by his spouse, Florence DeGeorge. Mr. DeGeorge disclaims beneficial ownership of such shares owned by Mrs. DeGeorge.
(12) Includes 53,750 shares of Class A Common Stock that are subject to presently exercisable options.
(13) Includes 7,292 shares of Class A Common Stock that are subject to presently exercisable options.
(14) Includes 9,859,336 shares of Class B Common Stock owned by Liberty Media Corporation ("Liberty"); however, see "Certain Transactions--Liberty Term Sheet" concerning these shares. Also see "Certain Transactions-- Stockholders' Agreement" concerning these shares being subject to the terms thereof. The fourth through ninth columns also include 429,285 shares of Class A Common Stock, 1,132,589 shares of Class A Common Stock subject to presently exercisable options, and 8,729,040 shares of Class B Common Stock owned by other parties to the Stockholders' Agreement, as to which Liberty disclaims beneficial ownership. The address of Liberty is 9197 South Peoria Street, Englewood, Colorado. John C. Malone, a director of the Company, is also an officer of Liberty.
(15) Includes 400,000 shares of Class B Common Stock. The fourth through ninth columns also include 429,285 shares of Class A Common Stock, 1,132,589 shares of Class A Common Stock subject to presently exercisable options, and 18,188,376 shares of Class B Common Stock owned by other parties to the Stockholders' Agreement as to which said Trust disclaims beneficial ownership. The address for The Gene W. Schneider Family Trust is c/o UnitedGlobalCom, Inc., 4643 S. Ulster Street, Suite 1300, Denver, Colorado 80237.
(16) The  number of shares of Class A Common  Stock in the table is based upon a
     Schedule 13G dated February 11, 2000, filed by Baron Capital Group, Inc. ("BCG"), BAMCO, Inc., Baron Capital Management, Inc. ("BCM") and Ronald Baron. The Schedule 13G reflects that BAMCO and BCM are investment advisors and have shared voting and shared dispositive powers over 3,092,000 shares and 521,400 shares, respectively, of Class A Common Stock. BCG and Mr.

     Baron are parent holding companies of such investment advisors and share in such powers. The address for BCG, BAMCO, Inc., BCM and Mr. Baron is 767 Fifth Avenue, New York, New York 10153.
(17) The  number of shares of Class A Common  Stock in the table is based upon a
     Schedule 13G dated February 10, 2000, filed by Capital Research and Management Company ("Capital Research") with respect to the Class A Common Stock. Capital Research, an investment adviser, is the beneficial owner of 8,721,240 shares of Class A Common Stock, which includes 391,900 shares of Class A Common Stock issuable upon conversion of 500,000 shares of the Company's 7% Series D Cumulative Convertible Preferred Stock and 830,340 shares of Class A Common Stock issuable upon conversion of 700,000 shares of the Company's 7% Series C Cumulative Convertible Preferred Stock, as a result of acting as investment adviser to various investments companies. The Schedule 13G reflects that Capital Research has no voting power over said shares and sole dispositive power over the shares of Class A Common Stock. The address of Capital Research is 333 South Hope Street, Los Angeles, California 90071.
(18) The number of shares of Class A Common Stock in the table is based upon Amendment No. 1 to a Schedule 13G dated March 10, 2000, filed by FMR Corp. with respect to the Class A Common Stock. FMR Corp. is the beneficial owner of 8,112,239 shares of Class A Stock as a result of its subsidiary Fidelity Management & Research Company acting as an investment advisor to various investment companies. Such shares include 52,192 shares of Class A Common Stock issuable upon conversion of 44,000 shares of the Company's 7% Series C Cumulative Convertible Preferred Stock and 389,155 shares of Class A Common Stock issuable upon conversion of 496,500 shares of the Company's 7% Series D Cumulative Convertible Preferred Stock. In addition, FMR Corp. is the beneficial owner of 152,387 shares of Class A Common Stock as a result of its subsidiary Fidelity Management Trust Company serving as investment manager of institutional accounts. Fidelity International Limited ("FIL") is the beneficial owner of 62,550 shares of Class A Common Stock as a result of providing investment advisory and management services to non-US companies and certain institutional investors. The Schedule 13G reflects that FMR Corp. has sole voting power over only 5,643 of said shares and sole dispositive power of 8,112,239 shares of Class A Common Stock. FIL has sole voting power and sole dispositive power over 62,550 shares of Class A Common Stock. The address of FMR Corp. is 82 Devonshire Street, Boston,
     Massachusetts 02109, and the address of FIL is 42 Crow Lane, Hamilton, Bermuda.
(19) The  number of shares of Class A Common  Stock in the table is based upon a
     Schedule 13G dated February 14, 2000, filed by Janus Capital Corporation ("Janus Capital") and Thomas H. Bailey, a greater than 10% owner of Janus Capital. The Schedule 13G reflects Janus Capital and Mr. Bailey have sole voting and dispositive powers over 8,463,985 shares of Class A Common Stock. Janus Capital is the beneficial owner of such shares as a result of acting as an investment advisor to several clients. The address of Janus Capital and Mr. Bailey is 100 Fillmore Street, Denver, Colorado 80206.

     No equity securities in any subsidiary of the Company, including directors' qualifying shares, are owned by any of the Company's executive officers or directors, except as stated below. The following discussion sets forth ownership information as of March 31, 2000 and within 60 days thereof with respect to stock options.

     The following executive officers and directors own ordinary shares A, options to purchase ordinary shares A and phantom options based on ordinary shares A of United Pan-Europe Communications N.V., a majority-owned subsidiary of the Company ("UPC"). Such shares have been adjusted to reflect the 3-for-1 stock split of UPC effective March 20, 2000: (i) Mr. Gene W. Schneider - 93,000 ordinary shares A and phantom options based on 562,500 ordinary shares A of which 433,593 are exercisable; (ii) Mr. Fries - 9,153 ordinary shares A and phantom options based on 225,000 ordinary shares A of which 93,750 are exercisable; (iii) Mr. Mark L. Schneider - 90,000 ordinary shares A and options to purchase 2,925,000 ordinary shares A of which 2,254,689 are exercisable; (iv) Mr. Bracken - options to purchase 750,000 ordinary shares A of which 218,751 are exercisable; (v) Mr. Riordan - 1,119,285 ordinary shares A and options to purchase 459,375 ordinary shares A of which 98,439 are exercisable; (vi) Ms. Wildes - 9,153 ordinary shares A and phantom options based on 153,000 ordinary shares A of which 117,939 are exercisable; (vii) Mr. Carollo - 30,000 ordinary shares A; (viii) Mr. Cole - 4,575 ordinary shares A; and (ix) Mr. Rochelle - 32,034 ordinary shares A. With respect to the phantom options, UPC may elect to pay such options in cash, in ordinary shares A of UPC, or in shares of Class A Common Stock. In each case and as a group, such ownership is less than 1% of UPC's outstanding ordinary shares.

     The following executive officers and directors beneficially own options to purchase ordinary shares of Austar United Communications Limited, a majority-owned subsidiary of the Company ("Austar United"): (i) Mr. Gene W. Schneider - options to purchase 2,153,316 ordinary shares of which 1,306,778 are exercisable; (ii) Mr. Fries - options to purchase 6,029,285 ordinary shares of which 3,658,984 are exercisable; and (iii) Ms. Wildes - options to purchase 25,000 ordinary shares of which 5,729 are exercisable. In each case and as a group, such ownership is less than 1% of Austar United's outstanding ordinary shares.

     The following executive officers and directors beneficially own options to purchase ordinary shares of chello broadband N.V., a wholly-owned subsidiary of UPC ("chello broadband"): (i) Mr. Mark L. Schneider - options to purchase 250,000 ordinary shares B of which 72,917 are exercisable; and (ii) John F. Riordan - options to purchase 300,000 ordinary shares B of which 87,500 are exercisable. In each case and as a group, such ownership is less than 1% of chello broadband's outstanding ordinary shares.

PROPOSAL 1 - ELECTION OF DIRECTORS

GENERAL

     The number of members of the Company's Board is currently fixed at eleven. The Company's Second Restated Certificate of Incorporation provides for a classified Board of Directors, which may have the effect of deterring hostile takeovers or delaying changes in control or management of the Company. For purposes of determining their terms, directors are divided into three classes.
The Class I directors, whose terms expire at the Meeting, include Messrs. Carollo, DeGeorge and Mark L. Schneider. The Class II directors, whose terms expire at the 2001 annual stockholders' meeting, includes Mr. Cole. The Class III directors, whose terms expire at the 2002 annual stockholders' meeting, include Messrs. Riordan, Rochelle and Gene W. Schneider. In October 1999, Messrs. Lawrence F. DeGeorge, Antony Ressler and Bruce Spector resigned from the Board. The Board appointed Messrs. Michael T. Fries and John P. Malone and Ms. Tina M. Wildes to the Board effective November 15, 1999, and Mr. Henry P. Vigil to the Board effective March 8, 2000, each to serve until the Meeting. On November 15, 1999, the Board also appointed Gregory P. Maffei as a director. Mr. Maffei resigned in March 2000. Upon election, Messrs. Malone and Vigil and Ms. Wildes will serve as Class II directors and Mr. Fries will serve as a Class III director. Each director elected at each such meeting will serve for a term ending on the date of the third annual stockholders' meeting after his or her election or until his or her successor shall have been duly elected and qualified.

     Proxies are solicited in favor of the nominees for the Class I directors named below with the term of office of each to continue until the 2003 annual stockholders' meeting. Proxies are also solicited in favor of each of Messrs. Malone and Vigil and Ms. Wildes to be elected as Class II directors to serve until the 2001 annual stockholders' meeting, and in favor of Mr. Fries to be elected as a Class III director to serve until the 2002 annual stockholders' meeting. The persons named in the accompanying proxy will vote for the election of the seven nominees, with the term of office of each to continue as stated above or until his or her successor shall have been duly elected and qualified, unless authority to vote is withheld. In the event that any of the nominees should be unable to serve as a director, an event that the Company does not presently anticipate, votes will be cast for the election of such other person, if any, designated by the Board, or if none is so designated prior to the election, votes will be cast according to the judgment in such matters of the person or persons voting the proxy.

     The following lists the seven nominees for election as directors of the Company and the four directors of the Company whose term of office will continue after the Meeting, including the age of each person, the position with the Company or principal occupations of each person, certain other directorships held and the year each person became a director of the Company. The numbers of shares of Common Stock beneficially owned by each such person as of March 31, 2000, are set forth in "Security Ownership of Certain Beneficial Owners and Management" above.

NOMINEES FOR ELECTION AS DIRECTORS

     ALBERT M. CAROLLO, 86, has been a director of the Company since April 1993 and was a director of United International Holdings, a Colorado general partnership (the "Partnership"), from December 1990 until its dissolution in December 1993. Mr. Carollo is the Chairman of Sweetwater Television Company, a cable television company, and served as its President from 1955 until 1997. Mr. Carollo served as a director of United Artists Entertainment Company ("United Artists") from December 1988 until its merger with Tele-Communications, Inc. in November 1991, and as a director of United Cable Television Corporation ("United Cable") from 1974 until its merger with United Artists in 1989.

     LAWRENCE J. DEGEORGE, 83, has been a director of the Company since April 1993 and was a director of the Partnership from September 1989 until its dissolution in December 1993. Mr. DeGeorge served as Chairman of the Board and Chief Executive Officer of Amphenol Corporation, a major international manufacturer of electrical, electronic and fiber-optic connectors, cable and cable assemblies, from May 1987 until its sale in May 1997. Mr. DeGeorge also served as the Chief Executive Officer of Amphenol Corporation's subsidiary, Times Fiber Television Communications, Inc., a major U.S. manufacturer of coaxial cable for the cable television industry, from 1985 until the sale of Amphenol Corporation.

     MARK L. SCHNEIDER, 44, has been a director of the Company since April 1993. From December 1996 until December 1999, he also served as Executive Vice

President of the Company. In April 1997, Mr. Schneider also became Chief Executive Officer of UPC and Chairman of its Board of Management, and in March 1998 he also became Chairman of the Supervisory Board of chello broadband. From April 1997 to September 1998, he served as President of UPC, and from May 1996 to December 1996, he served as the Chief of Strategic Planning and Operations Oversight for the Company. Mr. Schneider served as President of the Company from July 1992 to June 1995, and as Senior Vice President of the Company from May 1989 to July 1992. He also worked as a consultant for UnitedGlobalCom, Inc. from June 1995 to May 1996. Mr. Schneider is also a director of Advance Display Technologies, Inc.

     MICHAEL T. FRIES, 37, became a director of the Company in November 1999 and has served as its President and as a member of the UPC Supervisory Board since September 1998 and as Chairman of the UPC Supervisory Board since February 1999. He has also served as President and Chief Executive Officer of United Asia/Pacific Communications, Inc., a wholly-owned subsidiary of the Company ("UAP"), since June 1995 and December 1995, respectively, and Executive Chairman of Austar United since June 1999. In addition, since September 1998, Mr. Fries has served as the President of United Latin America, Inc., a wholly-owned subsidiary of the Company ("ULA"). In January 2000, he became a member of the chello broadband Supervisory Board. From March 1990 to June 1995, Mr. Fries served as Senior Vice President, Development, in which capacity he was responsible for managing the Company's acquisitions and new business development activities, including the Company's expansion into the Asia/Pacific, Latin America and European markets.

     JOHN C. MALONE, 59, has been a director of the Company since November 1999. He is the Chairman of Liberty Media Corporation ("Liberty"), a producer and distributor of entertainment, sports, informational programming and electronic retailing services. From 1996 to 1999 he served as Chairman of Tele-Communications, Inc. ("TCI") and from 1994 to 1999 as Chief Executive Officer of TCI. Mr. Malone served as Chief Executive Officer from 1992 to 1994 and as President from 1973 to 1994 of TCI Communications, Inc. He is also a director of AT&T Corporation, The Bank of New York, @ Home Corporation, TCI Satellite Entertainment, Inc., USANi LLC, Black Entertainment Television Holdings II, and Cendant Corporation.

     HENRY P. VIGIL, 42, became a director of the Company in March 2000. He is the Vice President, Consumer Strategy and Partnerships, of Microsoft Corporation ("Microsoft"), a computer software company, a position he has held since January 1999. At Microsoft he is responsible for developing consumer strategies, managing strategic engagements with consumer electronics companies and developing consumer platforms and consumer services. From January 1997 to January 1999, Mr. Vigil served as the Senior Director of Strategy Planning and Business Development for the Digital Television Group at Microsoft where he was responsible for the development of Microsoft's digital TV strategy. From September 1995 to January 1997, he served as the General Manager of Microsoft's Internet Commerce Business and Interactive Television Units.

     TINA M. WILDES, 39, has been a director of the Company since November 1999 and the Senior Vice President of Development Oversight and Administration of the Company since May 1998. She has also served as a member of the Supervisory Board of UPC since February 1999. In January 2000, she also became a member of the Supervisory Board of chello broadband. From October 1997 until May 1998, Ms. Wildes served as Senior Vice President of Programming for the Company. From December 1993 until October 1997, Ms. Wildes served as a Regional Vice President of the Company's Latin American region. Prior to that time, from 1988, Ms. Wildes served as either a director or vice president of development, programming and operations, for several of the Company's European operating entities.

     THE BOARD RECOMMENDS A VOTE FOR EACH NOMINEE UNDER THE ELECTION OF DIRECTORS PROPOSAL.

CLASS III DIRECTORS WHOSE TERMS EXPIRE IN 2002

     JOHN F. RIORDAN, 57, has been a director of the Company since March 1998. Mr. Riordan became Vice Chairman of UPC's Board of Management in September 1998 and President of UPC in June 1999. Mr. Riordan has also served on the Supervisory Board of chello broadband since September 1998 and as a director of Austar United since June 1999. From March 1998 to June 1999, he served as Executive Vice President of UPC, and from September 1998 to June 1999, he served as President of Advanced Communications for UPC, where he oversaw the implementation of UPC's Internet/data services and digital distribution network. From 1992 to November 1998, Mr. Riordan served as Chief Executive Officer of
Princes Holdings Limited, a multi-channel television operating company in Ireland in which the Company held a 20% interest until its sale in November 1998.

     CURTIS W. ROCHELLE, 84, has been a director of the Company since April 1993 and was a director of the Partnership from September 1989 until its dissolution in December 1993. He is a rancher in Rawlins, Wyoming, and the owner of Rochelle Livestock. Mr. Rochelle served as a director of United Artists from December 1988 until its merger with TCI in November 1991 and as a director of United Cable from 1974 until its merger with United Artists in 1989.

     GENE W. SCHNEIDER, 73, has served as Chairman of the Board of Directors of the Company since its inception in May 1989 and was a director of the Partnership from September 1989 until its dissolution in December 1993. Mr. Schneider has also served as the Company's Chief Executive Officer since October 1995, and served as President from October 1997 until he relinquished the title in September 1998. Since June 1999, Mr. Schneider has also served as a director of Austar United. Mr. Schneider served as a member of the Supervisory Board of UPC from July 1995 until February 1999, when he became an advisor to the Board. From May 1989 to November 1991, Mr. Schneider served as Chairman of United Artists, then the third largest cable television company and the largest theater owner in the world. He was a founder of United Cable in the early 1950's and, as its Chairman and Chief Executive Officer, helped build United Cable into the eighth-largest multiple system operator in the United States prior to its merger with United Artists in 1989. He has been active in cable television affairs and has served on the Board of the National Cable Television Association, and on numerous committees and special projects thereof, since the National Cable Television Association's inception in the early 1950's. Mr. Schneider is one of the original inductees into the National Cable Television Association's Cable Television Pioneers. Mr. Schneider is also an advisor to the Supervisory Board of UPC and to the Supervisory Board of chello broadband and the Chairman of the Board for Advance Display Technologies, Inc.

CLASS II DIRECTORS WHOSE TERMS EXPIRE IN 2001

     JOHN P. COLE, JR., 70, has been a director of the Company since March 1998, and became a member of the Supervisory Board of UPC in February 1999. Also, in January 2000, he became a member of the Supervisory Board of chello broadband. Mr. Cole has practiced law in Washington, D.C. since 1956 and has been counsel over the years in many landmark proceedings before the U.S. Federal Communications Commission, reflecting the development of the cable television industry. In 1966, he founded the law firm of Cole, Raywid & Braverman, a firm specializing in all aspects of telecommunications and media law.

     Gene W. Schneider is the father of Mark L. Schneider and Tina M. Wildes, who are brother and sister. No other family relationships exist between any other named executive officer or director of the Company.

COMMITTEES AND MEETINGS

     The Company has an Audit Committee and a Compensation Committee. There is no standing nomination committee of the Board.

     AUDIT COMMITTEE. The members of the Audit Committee are Messrs. Carollo, Cole and DeGeorge. The Audit Committee is charged with reviewing and monitoring the Company's financial reports and accounting practices to ascertain that they are within acceptable limits of sound practice, to receive and review audit reports submitted by the Company's independent auditors and to make such recommendations to the Board as may seem appropriate to the Audit Committee to assure that the interests of the Company are adequately protected and to review all related party transactions and potential conflict-of-interest situations. The Audit Committee of the Company held one meeting during the year ended December 31, 1999.

     COMPENSATION COMMITTEE. The members of the Compensation Committee (the "Committee") during the year ended December 31, 1999, were Messrs. Carollo, Cole, DeGeorge, Malone (since his appointment in November 1999) and Rochelle. Mr. Vigil became a member of the Committee in March 2000. Also, former directors Lawrence F. DeGeorge, Antony Ressler and Bruce Spector were members of the Committee until their resignations in October 1999. The Committee held four meetings during 1999. The Committee administers the Company's employee stock option plans, and in this capacity approves all option grants to Company executive officers and management under the Employee Plan. It also makes recommendations to the Board of Directors with respect to the compensation of the Chairman of the Board and Chief Executive Officer and approves the compensation paid to other senior executives. The Committee's report for 1999 is included in this Proxy Statement.

     During the year ended December 31, 1999, the Board had 15 meetings, either in person or via telephonic conference. None of the directors attended fewer than 75% of the meetings of the Board or of any committee of which he is a member.

                PROPOSAL 2 - APPOINTMENT OF INDEPENDENT AUDITORS

     Subject to stockholder ratification, the Board of Directors has appointed the firm of Arthur Andersen LLP as independent auditors to audit the books, records and accounts of the Company and its subsidiaries for the fiscal year ending December 31, 2000.

     Representatives from Arthur Andersen LLP are expected to be present at the Meeting and shall have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

         THE BOARD RECOMMENDS A VOTE FOR THE AUDITORS PROPOSAL.

                                   MANAGEMENT

     EXECUTIVE OFFICERS. The following lists the executive officers of the Company, their ages, a description of their business experience and their positions with the Company as of March 31, 2000. All officers are appointed for an indefinite term, serving at the pleasure of the Board.

     GENE W. SCHNEIDER, 73, has served as Chairman of the Board of Directors of the Company since its inception in May 1989 and was a director of the Partnership from September 1989 until its dissolution in December 1993. Mr. Schneider has also served as the Company's Chief Executive Officer since October 1995, and served as President from October 1997 until he relinquished the title in September 1998. Since June 1999, Mr. Schneider has also served as a director of Austar United. Mr. Schneider served as a member of the Supervisory Board of UPC from July 1995 until February 1999, when he became an advisor to the Board. From May 1989 to November 1991, Mr. Schneider served as Chairman of United Artists, then the third largest cable television company and the largest theater owner in the world. He was a founder of United Cable in the early 1950's and, as its Chairman and Chief Executive Officer, helped build United Cable into the eighth-largest multiple system operator in the United States prior to its merger with United Artists. He has been active in cable television affairs and has served on the Board of the National Cable Television Association, and on numerous committees and special projects thereof, since the National Cable Television Association's inception in the early 1950's. Mr. Schneider is one of the original inductees into the National Cable Television Association's Cable Television Pioneers. Mr. Schneider is also an advisor to the Supervisory Board of UPC and to the Supervisory Board of chello broadband and the Chairman of the Board for Advance Display Technologies, Inc.

     MICHAEL T. FRIES, 37, became a director of the Company in November 1999 and has served as its President and as a member of the UPC Supervisory Board since September 1998 and as Chairman of the UPC Supervisory Board since February 1999. He has also served as President and Chief Executive Officer of UAP since June 1995 and December 1995, respectively, and Executive Chairman of Austar United since June 1999. In addition, since September 1998, Mr. Fries has served as the President of ULA. In January 2000, he became a member of the chello broadband Supervisory Board. From March 1990 to June 1995, Mr. Fries served as Senior Vice President, Development, in which capacity he was responsible for managing the Company's acquisitions and new business development activities, including the Company's expansion into the Asia/Pacific, Latin America and European markets.

     MARK L. SCHNEIDER, 44, has been a director of the Company since April 1993. From December 1996 until December 1999, he also served as Executive Vice President of the Company. In April 1997, Mr. Schneider also became Chief Executive Officer of UPC and Chairman of its Board of Management, and in March 1998 he also became Chairman of the Supervisory Board of chello broadband. From April 1997 to September 1998, he served as President of UPC, and from May 1996 to December 1996, he served as the Chief of Strategic Planning and Operations Oversight for the Company. Mr. Schneider served as President of the Company from July 1992 to June 1995, and as Senior Vice President of the Company from May 1989 to July 1992. He also worked as a consultant for UnitedGlobalCom, Inc. from June 1995 to May 1996. Mr. Schneider is also a director of Advance Display Technologies, Inc.

     JOHN F. RIORDAN, 57, has been a director of the Company since March 1998. Mr. Riordan became Vice Chairman of UPC's Board of Management in September 1998 and President of UPC in June 1999. Mr. Riordan has also served on the Supervisory Board of chello broadband since September 1998 and as a director of Austar United since June 1999. From March 1998 to June 1999, he served as Executive Vice President of UPC, and from September 1998 to June 1999, he served as President of Advanced Communications for UPC, where he oversaw the implementation of UPC's Internet/data services and digital distribution network. From 1992 to November 1998, Mr. Riordan served as Chief Executive Officer of
Princes Holdings Limited, a multi-channel television operating company in Ireland in which the Company held a 20% interest until its sale in November 1998.

     CHARLES H. R. BRACKEN, 33, has been the Chief Financial Officer of UPC since November 1999. Prior to November 1999, Mr. Bracken served as Managing Director of Strategy, Acquisitions and Corporate Development of UPC from March 1999. Mr. Bracken became a member of UPC's Board of Management in July 1999, and a member of chello broadband's Supervisory Board in March 1999. From 1994 until joining UPC, he held a number positions at Goldman Sachs International in
London,  most  recently  as  Executive  Director,   Communications,   Media  and
Technology. While at Goldman Sachs International, he was responsible for providing merger and corporate finance advice to a number of communications companies, including UPC.

     SENIOR MANAGEMENT. The following lists other officers who are not executive officers of the Company but who make significant contributions to the Company and it subsidiaries.

     JAMES CLARK, 45, became Vice President, Regional Operations, on May 1, 1999, where he oversees all operations in Asia/Pacific and Latin America. Mr. Clark has also served as a Vice President of UAP since August 1999 and of ULA since June 1999. Prior to his current positions he served as the Regional Manager for Austar Entertainment Pty Limited, which is a wholly-owned subsidiary of the Company, from 1997 to May 1999. From January 1996 to 1997, Mr. Clark served as Satellite Operations Manager at Austar Entertainment Pty Limited where he was responsible for launching direct broadcast satellite service in rural Australia. Prior to joining Austar Entertainment Pty Limited, from 1990 to 1995, Mr. Clark served as Regional Vice President for The Disney Channel where he managed sales and marketing in eight mid-west states serving over 1,000,000 subscribers.

     VALERIE L. COVER, 43, has served as the Controller for the Company since October 1990 and as a Vice President of the Company since December 1996. Ms. Cover is responsible for the accounting, financial reporting and information technology functions of the Company. Prior to joining the Company, she was the Director of Corporate Accounting at United Artists from May 1989 until October 1990 and Manager of Financial Reporting at United Cable from June 1986 until May 1989.

     JOHN C. PORTER, 42, has served as the Chief Executive Officer and a director of Austar United since June 1999 and served as the Managing Director of Austar Entertainment Pty Limited, a wholly-owned subsidiary of the Company, from July 1997 to December 1999. In these positions, Mr. Porter is senior operating liaison for telecommunications projects in the Asia/Pacific region. From January 1997 to August 1999, he also served as the Chief Operating Officer of UAP. From 1995 until January 1997, Mr. Porter served as the Chief Operating Officer for Austar Entertainment Pty Limited, where he was responsible for the design and deployment of such company's multi-channel multi-point distribution system/satellite/cable television network. Prior to joining Austar Entertainment Pty Limited, Mr. Porter served as the President of the Ohio Division of Time Warner, Inc., which had over 250,000 cable customers.

     ELLEN P. SPANGLER, 51, has served as Senior Vice President of Business and Legal Affairs and as Secretary of the Company since December 1996. She also became a member of the Supervisory Board of UPC in February 1999. Ms. Spangler is responsible for the legal operations of the Company. Prior to assuming her current positions, since February 1991, she served as a Vice President of the
Company where her responsibilities included business and legal affairs, programming and assisting on development projects.

     BLAS TOMIC, 50, became the President of VTR GlobalCom S.A. (f/k/a VTR Hipercable S.A.), a wholly-owned subsidiary of the Company ("VTR"), in April 1999. From 1994 to 1999, Mr. Tomic served as Executive Member of the board of VTR, Cia. Nacional de Telefonos and Cia. Telefonos de Coyhaique S.A. During 1996 and 1997, Mr. Tomic served as Executive Member of the board of CTC-VTR Comunicaciones Moviles S.A. Mr. Tomic has also represented the Government of Chile, Ministry of Finance, in the United States and served as executive director of, and Chilean representative at, the Inter-American Development Bank.

     FREDERICK G. WESTERMAN III, 34, became Chief Financial Officer of the Company in June 1999. His responsibilities include oversight and planning of the Company's financial and treasury operations. He also serves as Vice President of UAP and of ULA. From December 1997 to June 1999, Mr. Westerman served as Treasurer for EchoStar Communications Corporation where he was responsible for strategic planning, financial analysis, treasury operations, risk management, corporate budgeting and institutional investor relations. From June 1993 to September 1997, Mr. Westerman served as Vice President of Equity Research for UBS Securities LLC (a subsidiary of Union Bank of Switzerland) where he was responsible for primary research coverage of cable television and satellite communications and secondary coverage of media and entertainment.

     TINA M. WILDES, 39, has been a director of the Company since November 1999 and the Senior Vice President of Development Oversight and Administration of the Company since May 1998. She has also served as a member of the Supervisory Board of UPC since February 1999. In January 2000, she also became a member of the Supervisory Board of chello broadband. From October 1997 until May 1998, Ms. Wildes served as Senior Vice President of Programming for the Company. From December 1993 until October 1997, Ms. Wildes served as a Regional Vice President of the Company's Latin American region. Prior to that time, from 1988, Ms. Wildes served as either a director or vice president of development, programming and/or operations, for several of the Company's European operating entities.

EXECUTIVE COMPENSATION

     The following table sets forth the aggregate annual compensation for the Company's Chief Executive Officer and each of the four other most highly compensated executive officers for services rendered during the year ended December 31, 1999, the ten months ended December 31, 1998 and the fiscal year ended February 28, 1998 ("Fiscal 1999","Fiscal Dec 1998," and "Fiscal Feb 1998", respectively). In February 1999, the Board of Directors approved a change in the Company's fiscal year end from the last day in February to December 31, commencing December 31, 1998. As a result, the information in the table for Fiscal Dec 1998 reflects only the 10-month period of March 1, 1998 through December 31, 1998. In addition, the information in this section reflects compensation received by the named executive officers for all services performed for the Company and its subsidiaries.

                                                       Summary Compensation Table
                                                       --------------------------
                                                                                                  Long-Term
                                                            Annual Compensation                  Compensation
                                                   ---------------------------------------      --------------
                                                                                 Other           Securities
                                                                                 Annual          Underlying         All Other
Name and Principal Position               Year     Salary($)     Bonus($)     Compensation      Options(#)(1)    Compensation($)
---------------------------              ------    --------    ------------   ------------      -------------    ---------------
Gene W. Schneider                         1999     $498,548     $     --       $     --          2,568,839(2)       $ 6,155(3)
Chairman of the Board, President        Dec 1998   $375,000     $     --       $  5,793(4)         762,500(5)       $ 4,327(3)
(until 9/98) and Chief Executive        Feb 1998   $382,981     $     --       $     --            125,000(6)       $ 5,599(3)
Officer

Michael T. Fries                          1999     $332,365     $     --       $  4,497(7)       6,204,285(8)       $ 6,155(9)
President (from 9/98) and               Dec 1998   $250,000     $275,000(10)   $    217(7)         725,000(11)      $ 4,309(9)
Senior Vice President (until 9/98)      Feb 1998   $254,269     $     --       $ 30,824(12)             --          $ 5,627(9)

Mark L. Schneider                         1999     $415,421     $     --       $113,815(13)        258,419(14)      $ 6,140(15)
Executive Vice President (until 12/99)  Dec 1998   $301,923     $     --       $112,699(16)      2,925,000(17)      $ 5,412(15)
Chief Executive Officer, UPC            Feb 1998   $318,750     $     --       $ 86,190(12)             --          $   486(15)


John F. Riordan                           1999     $336,599(18)                $ 31,008(19)        300,000(20)      $25,420(21)
President, UPC (from 6/99)              Dec 1998   $251,507(18) $     --       $ 40,000(19)      1,675,000(22)      $    --
and Executive Vice President, UPC       Feb 1998   $ 48,493(23) $     --       $     --                 --          $    --
(until 6/99)

Charles H.R. Bracken                      1999     $316,665(24) $     --       $ 13,544(25)        775,000(26)      $21,091(27)
Chief Financial Officer,
UPC (from 11/99) and
Managing Director, UPC (from 3/99
to 11/99)

----------------
(1) The number of shares underlying options have been adjusted for (i) the Company's 2-for-1 stock split on November 30, 1999, (ii) the relinquishment of options under UAP's phantom stock option plan in exchange for options under the Austar United Executive Share Option Plan in July 1999, and (iii) UPC's 3-for-1 stock split on March 20, 2000.
(2) Pursuant to the Company's Employee Stock Option Plan (the "Employee Plan"), Mr. Schneider was granted options to acquire 290,523 shares of Class A Common Stock on December 17, 1999. Pursuant to the Austar United Executive Share Option Plan, Mr. Schneider was granted options to acquire 2,153,316 ordinary shares of Austar United on July 20, 1999. Pursuant to the chello broadband Phantom Stock Option Plan, Mr. Schneider was granted phantom options based on 125,000 ordinary shares A of chello broadband on June 11, 1999.
(3) Amounts consist of matching employer contributions made by the Company under the 401(k) Plan of $4,800, $3,734 and $4,951 for Fiscal 1999, Fiscal Dec 1998 and Fiscal Feb 1998, respectively, with the remainder consisting of term life insurance premiums paid by the Company for Mr. Schneider's benefit.
(4) Represents the value of Mr. Schneider's personal use of the Company's airplane.

(5) Pursuant to the Employee Plan, Mr. Schneider was granted options to acquire 200,000 shares of Class A Common Stock on October 8, 1998. Pursuant to the UPC Phantom Stock Option Plan, Mr. Schneider was granted phantom options based on 562,500 ordinary shares A of UPC on September 24, 1998.
(6) Pursuant to the ULA Stock Option Plan, Mr. Schneider was granted phantom options based on 125,000 shares of ULA Class A common stock on June 6, 1997.
(7)  Represents the value of Mr. Fries' personal use of the Company's airplane.
(8) Pursuant to the Employee Plan, Mr. Fries was granted options to acquire 100,000 shares of Class A Common Stock on December 17, 1999. Pursuant to the Austar United Executive Share Option Plan, Mr. Fries was granted options to acquire 6,029,285 ordinary shares of Austar United on July 20, 1999. Pursuant to the chello broadband Phantom Stock Option Plan, Mr. Fries was granted phantom options based on 75,000 ordinary shares A of chello broadband on June 11, 1999.
(9) Amounts consist of matching employer contributions made by the Company under the Company's 401(k) Plan of $4,800, $3,616 and $4,979 for Fiscal 1999, Fiscal Dec 1998 and Fiscal Feb 1998, respectively, with the remainder consisting of term life insurance premiums paid by the Company for Mr. Fries' benefit.
(10) Includes a $25,000 moving allowance when Mr. Fries was relocated from the Company's Australia offices back to its principal office in Denver, Colorado.
(11) Pursuant to the Employee Plan, Mr. Fries was granted options to acquire 200,000 shares of Class A Common Stock on September 18, 1998. Pursuant to the UPC Phantom Stock Option Plan, Mr. Fries was granted phantom options based on 225,000 ordinary shares A of UPC on September 24, 1998. Pursuant to the ULA Stock Option Plan, Mr. Fries was granted phantom options based on 300,000 shares of ULA Class A common stock on September 18, 1998.
(12) Represents payments for living expenses, including rent, relating to foreign assignment.
(13) Includes $4,430, which represents the value of Mr. Schneider's personal use of the Company's airplane, and includes $109,385, which represents payments for living expenses, including rent, relating to foreign assignment.
(14) Pursuant to the Employee Plan, Mr. Schneider was granted options to acquire 8,419 shares of Class A Common Stock on December 17, 1999, and pursuant to the chello broadband Stock Option Plan, Mr. Schneider was granted options to acquire 250,000 ordinary shares B of chello broadband on March 26, 1999.
(15) Amounts consist of matching employer contributions made by the Company under the Company's 401(k) Plan of $4,800, $4,800 and $0 for Fiscal 1999, Fiscal Dec 1998 and Fiscal Feb 1998, respectively, with the remainder consisting of term life insurance premiums paid by the Company for Mr. Schneider's benefit.
(16) Includes $723, which represents the value of Mr. Schneider's personal use of the Company's airplane, and includes $111,976, which represents payments for living expenses, including rent, relating to foreign assignment.
(17) Pursuant to UPC's Stock Option Plan, Mr. Schneider was granted options to acquire 2,925,000 ordinary shares A of UPC on September 24, 1998.
(18) For Fiscal Dec 1998, represents monthly consulting fees paid to Mr. Riordan and for Fiscal 1999 includes consulting fees paid to Mr. Riordan in January through March 1999. Mr. Riordan became an employee of UPC on April 1, 1999.
(19) Consists of monthly payments for housing allowance provided by UPC.
(20) Pursuant to the chello broadband Stock Option Plan, Mr. Riordan was granted options to acquire 300,000 ordinary shares B of chello broadband on March 26, 1999.
(21) Includes pension contributions made by UPC for Fiscal 1999.
(22) Pursuant to the Employee Plan, Mr. Riordan was granted options to acquire 100,000 shares of Class A Common Stock on October 8, 1998, and pursuant to UPC's Stock Option Plan, he was granted options to acquire 1,575,000 ordinary shares A of UPC on September 24, 1998.
(23) Mr. Riordan began providing consulting services to UPC in January 1998. Accordingly, amount represents only two months of fees for Fiscal Feb 1998.
(24) Mr. Bracken commenced his employment with the Company in March 1999. Accordingly, the salary information included in the table represents only ten months of employment during Fiscal 1999.
(25) Consists of car allowance provided by UPC.
(26) Pursuant to the UPC Stock Option Plan, Mr. Bracken was granted options to acquire 750,000 ordinary shares A of UPC on March 25, 1999, and pursuant to the chello broadband Phantom Stock Option Plan, Mr. Bracken was granted phantom options based on 25,000 ordinary shares A of chello broadband on December 17, 1999.
(27) Includes $19,147 of pension contributions made by UPC for Fiscal 1999, with the remainder consisting of health, life and disability insurance payments.

     The following table sets forth information concerning options granted to each of the executive officers named in the Summary Compensation Table above during Fiscal 1999. The table sets forth information concerning options to purchase shares of Class A Common Stock, ordinary shares A of UPC, ordinary shares of Austar United and ordinary shares of chello broadband granted to such officers in Fiscal 1999.

                                                       Option Grants in Last Fiscal Year(1)
                           ---------------------------------------------------------------------------------------------------------

                                                                                               Potential Realizable Value
                                                                                                 at Assumed Annual Rates
                                                                                               of Stock Price Appreciation
                                                  Individual Grants                                for Option Term (2)
                           -------------------------------------------------------------  ------------------------------------------
                                         Percentage
                                          of Total
                            Number of     Options
                            Securities   Granted to
                            Underlying   Employees   Exercise      Market
                             Options     in Fiscal    Price       Price on    Expiration
Name                      Granted (#)(3)    Year      ($/Sh)     Grant Date      Date         0%($)          5%($)         10%($)
----                      -------------- ----------  ---------   ----------   ----------  ------------   ------------  -------------
Gene W. Schneider
  Class A Common Stock...     1,766        0.11%     $62.288       $56.625     12/17/04             --        $17,628        $51,051
  Class A Common Stock...   198,234       12.26%     $56.625       $56.625     12/17/09             --     $7,059,342    $17,889,760
  Class A Common Stock...    90,523        5.60%     $ 5.225       $56.625     12/17/09     $4,652,882     $7,876,511    $12,822,191
  Austar United Shares... 2,153,316(4)     8.40%      A$1.80(5)     A$4.70     07/20/09    A$6,244,616   A$12,609,398   A$22,374,223
  chello Shares..........   125,000(6)     5.10%    euro9.07(7)   euro9.07(8)  06/11/09             --    euro713,450  euro1,808,022

Michael T. Fries
  Class A Common Stock...   100,000        6.18%     $56.625       $56.625     12/17/09             --     $3,561,116     $9,024,567
  Austar United Shares... 6,029,285 (9)   23.52%      A$1.80(5)     A$4.70     07/20/09   A$17,484,927   A$35,306,316   A$62,647,826
  chello Shares..........    75,000 (6)    3.06%    euro9.07(7)   euro9.07(8)  06/11/09             --    euro428,070  euro1,084,813

Mark L. Schneider
  Class A Common Stock...     8,419        0.52%      $7.015       $56.625     12/17/09       $417,667       $717,477     $1,177,445
  chello Shares..........   250,000       10.20%    euro9.07(7)   euro9.07(8)  03/26/04             --    euro626,856  euro1,385,187

John F. Riordan
  Class A Common Stock...        --          --           --            --           --             --             --             --
  chello Shares..........   300,000       12.24%    euro9.07(7)   euro9.07(8)  03/26/04             --    euro752,226  euro1,662,224

Charles H. R. Bracken            --
  Class A Common Stock...        --         --            --            --           --             --             --             --
  UPC Shares.............   750,000       15.48%    euro9.67(10) euro10.80     03/25/04    euro847,500  euro3,085,381  euro5,792,631
  chello Shares..........    25,000 (6)    1.02%    euro9.07(7)  euro85.00(8)  12/17/09  euro1,898,163  euro3,234,597  euro5,284,949

(1) Except as otherwise noted, all the stock options and phantom options granted during Fiscal 1999 vest in 48 equal monthly increments following the date of the grant. Under Dutch law, however, options granted by UPC and chello broadband vest upon grant subject to repurchase rights reduced by equal monthly amounts over the next 48 months following the date of grant. Vesting of the options granted would be accelerated upon a change of control of the Company as defined in the respective option plans.
(2) The potential gains shown are net of the option exercise price and do not include the effect of any taxes associated with exercise. The amounts shown are for the assumed rates of appreciation only, do not constitute projections of future stock price performance and may not necessarily be realized. Actual gains, if any, on stock option exercises depend on the future performance of the underlying securities of the respective options, continued employment of the optionee through the term of the options and other factors.
(3) The number of securities underlying options have been adjusted to reflect the Company's 2-for-1 stock split on November 30, 1999 and UPC's 3-for-1 stock split on March 20, 2000.
(4) Austar United granted accelerated vesting based on the vesting periods of UAP phantom options that were relinquished in exchange for Austar United options in 1999. As a result, this option vests from date of grant as follows: 837,399 shares vested immediately; 717,177 shares vest over 23 months and 598,740 vest over 38 months.
(5)  The price per share in U.S.  dollars is $1.18 based on the exchange rate of
     1.5244 on December 31, 1999.
(6) Upon exercise, chello broadband may pay these phantom options in cash, shares of Class A Common Stock of the Company or ordinary shares A of UPC or, if publicly traded, ordinary shares A of chello broadband.
(7)  The price per share in U.S.  dollars is $9.14 based on the exchange rate of
     0.9932 on December 31, 1999.

(8) Market price based on fair market value of chello broadband ordinary shares as determined by the Supervisory Board of chello broadband at the time of grant.
(9) Austar United granted accelerated vesting based on the vesting periods of UAP phantom options that were relinquished in exchange for Austar United options in 1999. As a result, this option vests from date of grant as follows: 2,344,726 shares vested immediately; 2,008,085 shares vest over 23 months and 1,676,474 vest over 38 months.
(10) The price per share in U.S.  dollars is $9.74 based on the exchange rate of
     0.9932 on December 31, 1999.

     The following table sets forth information concerning the exercise of options and concerning unexercised options held by each of the executive officers named in the Summary Compensation Table above as of the end of Fiscal 1999.

                                    Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values
                                    ------------------------------------------------------------------------

                                                                          Number of Securities             Value of Unexercised
                                        Shares Acquired     Value         Underlying Unexercised                In-the-Money
                                        on Exercise (#)  Realized ($)   Options at FY-End (#) (1)        Options at FY-End ($) (2)
                                        ---------------  ------------   ----------------------------     --------------------------
Name                                                                    Exercisable    Unexercisable     Exercisable  Unexercisable
----                                                                    -----------    -------------     -----------  -------------
Gene W. Schneider
  Class A Common Stock.................       --              --           603,421         391,666       $39,224,077    $15,388,856
  UPC Shares (3).......................       --              --           375,000         187,500       $15,252,165    $ 7,626,082
  Austar United Shares.................       --              --         1,072,091       1,081,225       A$4,609,991   A$ 4,649,268
  ULA Common Stock (4).................       --              --            78,125          46,875        $  359,375    $   215,625
  chello Shares (5)....................       --              --            15,625         109,375     euro1,186,406  euro8,304,844

Michael T. Fries
  Class A Common Stock.................       --              --           387,500         242,500       $25,356,094    $10,718,906
  UPC Shares (3).......................       --              --            65,625         159,375       $ 2,653,471    $ 6,444,145
  Austar United Shares.................       --              --         3,001,854       3,027,431      A$12,907,972   A$13,017,953
  ULA Common Stock (4).................       --              --            93,750         206,250       $        --    $        --
  chello Shares (5)....................       --              --             9,375          65,625       euro711,844  euro4,982,906

Mark L. Schneider
  Class A Common Stock.................    100,000       $6,686,278        270,419          30,000       $17,663,181    $ 1,917,500
  UPC Shares...........................       --              --         1,950,000         975,000       $79,311,257    $39,655,628
  chello Shares........................       --              --            46,875         203,125     euro3,559,219 euro15,423,281

John F. Riordan
  Class A Common Stock.................       --              --            29,166          70,834       $ 1,938,626    $ 4,708,244
  UPC Shares...........................       --              --         1,050,000         525,000       $42,706,061    $21,353,031
  chello Shares........................       --              --            56,250         243,750     euro4,271,063 euro18,507,938

Charles H.R. Bracken
  Class A Common Stock.................       --             --                 --              --               --              --
  UPC Shares...........................       --             --            140,625         609,375      $ 4,607,880     $19,967,482
  chello Shares(5).....................       --             --                 --          25,000      euro     --   euro1,898,250

(1) The number of securities underlying options have been adjusted to reflect the Company's 2-for-1 stock split on November 30, 1999, the relinquishment of options under UAP's phantom stock option plan and UPC's 3-for-1 stock split on March 20, 2000.
(2) The value of the options reported above is based on the following closing prices: $70.625 per share of Class A Common Stock as reported by NASDAQ; $42.50 per UPC ordinary A share as reported by NASDAQ; and A$6.10 (US$4.00 based on a 1.5244 conversion rate on December 31, 1999) per Austar United ordinary share as reported by the Australian Stock Exchange Limited. In addition, the exercise prices for UPC options have been converted from euro to U.S. dollars based on a conversion rate of 0.9932 as of December 31, 1999. The value for the phantom options of ULA is based on the fair market value of $8.86 per share as determined by the Board at or prior to December 31, 1999, and the value for the options of chello broadband is based on the fair market value of euro85.00 per share (US$90.54 based on a 0.9932 conversion rate on December 31, 1999) as determined by the Supervisory Board of chello broadband at or prior to December 31, 1999.

(3) Represents the number of shares underlying phantom stock options, which UPC may pay in cash or shares of Class A Common Stock of the Company or ordinary shares A of UPC, at its election upon exercise thereof.
(4) Represents the number of shares underlying phantom stock options, ULA may pay in cash or shares of Class A Common Stock of the Company or, if publicly traded, shares of ULA, at its election upon exercise thereof.
(5) Represents the number of shares underlying phantom stock options, which chello broadband may pay in cash or shares of Class A Common Stock of the Company or ordinary shares of UPC or, if publicly traded, ordinary shares A of chello broadband, at its election upon exercise thereof.


EXECUTIVE OFFICER AGREEMENTS

     MARK L. SCHNEIDER. On June 1, 1995, the Company entered into a Consulting Agreement (the "Agreement") with Mark L. Schneider, who until that time had served as the Company's President. Mr. Schneider's Agreement is for a term ending on May 31, 2000. Although the Agreement provides that Mr. Schneider will be available for up to 90 days each calendar year to serve as a consultant, Mr. Schneider and the Company have agreed that Mr. Schneider will work full time as Chief Executive Officer of UPC. Until December 1, 1997, Mr. Schneider received an annual fee of $300,000, thereafter the Company increased such fee to $375,000 and in April 1999 the Company increased the annual fee to $431,200. In addition, Mr. Schneider receives insurance and other perquisites that are available to him in his capacity as a Chief Executive Officer of UPC or that are otherwise made available to top executives of the Company.

     All of Mr. Schneider's stock options then unvested became vested as of the date of the Agreement. He will be entitled to receive additional stock options during the consulting period, in an amount to be determined by the Board upon the recommendation of the Chairman of the Company, but shall be entitled to receive at least options to purchase a number of shares of the Company equal to 90% of the average number of shares provided in options granted to the Chairman, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and any Executive Vice President.

     The Agreement is terminable by the Company or by Mr. Schneider. If it is terminated by Mr. Schneider, benefits will terminate as of the date of termination. If Mr. Schneider is terminated by the Company, or dies prior to the end of the term of the Agreement, he or his personal representative shall receive all payments due under the Agreement through its term.

     Mr. Schneider has agreed that he will not enter into certain businesses that would be competitive with the Company. This Agreement provides for indemnification of Mr. Schneider by the Company to the full extent permitted by its Certificate of Incorporation or Bylaws, any standard indemnity agreement between the Company and its officers and directors or by applicable law. Mr. Schneider and the Company have executed mutual releases.

     CHARLES H.R. BRACKEN. On March 5, 1999, UPC entered into an Executive Service Agreement with Charles H.R. Bracken in connection with Mr. Bracken becoming the Managing Director of Development, Strategy and Acquisitions of UPC. Subsequently, Mr. Bracken became a member of the UPC Board of Management and Chief Financial Officer for UPC. Mr. Bracken's Executive Service Agreement is for a term expiring March 5, 2003. Under the Executive Service Agreement, Mr. Bracken's initial base salary is (pound)250,000 per year. Such salary is subject to periodic adjustments. In addition to his salary, Mr. Bracken received UPC options for 750,000 ordinary shares A (adjusted for UPC's 3-for-1 stock split) and participation in a pension plan. In addition to his salary, UPC provides a car to Mr. Bracken for his use valued at (pound)8,400 per year.

     The Executive Service Agreement may be terminated for cause by UPC. Also, UPC may suspend Mr. Bracken's employment for any reason. If his employment is suspended, Mr. Bracken will be entitled to receive the balance of payments due under the Executive Service Agreement until such Agreement is terminated. In the event Mr. Bracken becomes incapacitated, by reason of injury or ill-health for an aggregate of 130 working days or more in any 12-month period, UPC may discontinue future payments under the Executive Service Agreement, in whole or in part, until such incapacitation ceases.

STOCK OPTION PLANS

     EMPLOYEE PLAN. On June 1, 1993, the Board of Directors adopted the Company's Employee Plan. The stockholders of the Company approved and ratified the Plan which is effective as of June 1, 1993. The Employee Plan provides for the grant of options to purchase shares of Class A Common Stock to the Company's employees and consultants who are selected for participation in the Employee Plan. The Employee Plan is construed, interpreted and administered by the Committee. The Committee has discretion to determine the employees and consultants to whom options are granted, the number of shares subject to the options, the exercise price of the options (which may be below fair market value of the Class A Common Stock on the date of grant), the period over which the options become exercisable, the term of the options (including the period after termination of employment during which an option may be exercised), and certain other provisions relating to the options.

     Under the Employee Plan, options to purchase up to 9,200,000 shares of the Class A Common Stock may be granted to employees and consultants by the Committee. Members of the Company's Board of Directors who are not employees are not eligible to receive option grants under the Employee Plan. The maximum term of options granted under the Employee Plan is ten years (five years in the case of an incentive option granted to an employee who owns Common Stock having more than 10% of the voting power). Options granted may be either incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options. Vesting of options is accelerated upon a "change of control" of the Company. A "change in control" occurs if (i) 30% or more of the Company's voting stock is acquired by persons or entities without the approval of the majority of the Board unrelated to the acquirer, or (ii) individuals who are members of the Board at the beginning of the 24-month period cease to make up at least two-thirds of the Board at any time during that period unless the election of new members was approved by the majority of the Board in office immediately prior to the 24-month period and of new members who are so approved.

     At December 31, 1999, the Committee has granted to the Company's executive officers and other employees options under the Employee Plan to purchase an aggregate of 9,631,692 shares of Class A Common Stock at exercise prices ranging from $2.2500 to $62.2875 per share, however, incentive options must be at least equal to fair market value of the Class A Common Stock on the date of grant (at least equal to 110% of fair market value in the case of an incentive option granted to an employee who owns common stock having more than 10% of the voting power). Of the options granted, 2,158,834 have been cancelled and 1,727,142 shares are available for future grants. In general, the options granted vest in 48 equal monthly installments following the date of grant. The number of shares reserved for issuance under the Employee Plan is subject to adjustments on account of stock splits, stock dividends, recapitalizations and other dilutive changes in the Class A Common Stock. Options covering no more than 500,000 shares of Class A Common Stock may be granted to a single participant during any calendar year.

     The Board may amend the Employee Plan in any respect at any time, but no amendment can impair any employee options previously granted or deprive an option holder of any Class A Common Stock acquired without the option holder's prior consent. The Employee Plan will terminate on June 1, 2003, unless sooner terminated by the Board.

     UPC STOCK OPTION PLAN. UPC adopted a Stock Option Plan on June 13, 1996, as amended (the "UPC Plan"). Under the UPC Plan, UPC's Supervisory Board may grant stock options to UPC employees. There are options for approximately 10.9 million total ordinary shares A outstanding under the UPC Plan. UPC may from time to time increase the number of shares available for grant under the UPC Plan. Options under the UPC Plan are granted at fair market value at the time of the grant unless determined otherwise by UPC's Supervisory Board. The ordinary shares A available under the UPC Plan are held by Stichting Administratiekantoor UPC, a stock option foundation, which administers the UPC Plan. Each option represents the right to acquire from the foundation a certificate representing the economic value of one share.

     All options are exercisable upon grant and for the next five years. In order to introduce the element of "vesting" of the options, the UPC Plan provides that the options are subject to repurchase rights reduced by equal monthly amounts over a "vesting" period of 36 months for options granted in 1996 and 48 months for all other options. If the employee's employment terminates other than in the case of death, disability or the like, all unvested options previously exercised must be resold to the foundation at the original purchase price and all vested options must be exercised within 30 days of the termination date.

     UPC PHANTOM STOCK OPTION PLAN. Effective March 20, 1998, UPC adopted a Phantom Stock Option Plan (the "UPC Phantom Plan"). Under the UPC Phantom Plan, UPC's Supervisory Board may grant employees the right to receive an amount in cash or stock, at UPC's option, equal to the difference between the fair market value of the ordinary shares A and the stated grant price for a specified number of phantom options. Through December 31, 1999, options based on approximately
4.1 million ordinary shares A remained outstanding. The phantom options have a four-year vesting period and vest 1/48th each month. The phantom options may be exercised during the period specified in the option certificate, but in no event later than ten years following the date of the grant. Upon exercise of the phantom options, UPC may elect to issue such number of ordinary shares A or shares of Class A Common Stock as is equal to the value of the cash difference in lieu of paying the cash.

     CHELLO BROADBAND FOUNDATION STOCK OPTION PLAN. chello broadband adopted its Foundation Stock Option Plan June 23, 1999 ("the chello Plan"). Under the chello

Plan, chello broadband's Supervisory Board may grant stock options to employees subject to approval of chello broadband's priority shareholders. To date chello broadband has granted options for 550,000 ordinary shares B under its Plan. Options under the chello Plan are granted at fair market value at the time of grant unless determined otherwise by its Supervisory Board. All the shares underlying the chello Plan are held by Stichting Administratiekantoor chello broadband, a stock option foundation, which administers the chello Plan. Each option represents the right to acquire from the foundation a certificate representing the economic value of one share.

     All options are exercisable upon grant and for the next five years. In order to introduce the element of "vesting" of the options, the chello Plan provides that the options are subject to repurchase rights reduced by equal monthly amounts over a "vesting" period of 48 months following the date of grant. If the employee's employment terminates other than in the case of death, disability or the like, all unvested options previously exercised must be resold to the foundation at the original purchase price and all vested options must be exercised within 30 days of the termination date.

     CHELLO BROADBAND PHANTOM STOCK OPTION PLAN. Effective June 19, 1998, chello broadband adopted its Phantom Stock Option Plan (the "chello Phantom Plan"). The chello Phantom Plan is administered by its Supervisory Board. The phantom options have a four-year vesting period and vest 1/48th each month and may be exercised during the period specified in the option certificate. All options must be exercised within 90 days after the end of employment. If such employment continues, all options must be exercised not more than ten years following the effective date of grant. The chello Phantom Plan gives the employee the right to receive payment equal to the difference between the fair market value of a share and the exercise price for the portion of the rights vested. chello broadband, at its sole discretion, may make the required payment in cash, freely tradable shares of Class A Common Stock or UPC ordinary shares A, or, if chello broadband's shares are publicly traded, its freely tradable ordinary shares A. At December 31, 1999, options representing approximately 2.3 million phantom shares remained outstanding.

     AUSTAR UNITED EXECUTIVE SHARE PLAN. Under the Austar United Executive Share Plan (the "Austar Plan"), the Board of Austar United may grant options to purchase ordinary shares of Austar United to its employees. Under the Austar Plan, options to purchase up to 28,760,709 ordinary shares may be granted by Austar United. Terms of the options granted are within the discretion of the Austar United Board but in general have a four-year vesting period and vest 1/48th each month. The exercise price thereof is the fair market value on the date of grant unless otherwise determined by such Board. If the employee's employment terminates other than in the case of death, disability or the like, all unvested options lapse and all vested options must be exercised within 90 days of the termination date.

     UNITED LATIN AMERICA STOCK OPTION PLAN. Effective June 6, 1997, ULA adopted a stock option plan for its employees (the "ULA Plan"). The ULA Plan permits grants of phantom stock options and incentive stock options. To date, only phantom stock options have been granted. The ULA Plan is administered by the Company's Board. The number of shares available for grant under the ULA Plan are 1,631,000. Phantom options may be granted for a term of up to ten years and have a four-year vesting period and vest 1/48th each month. Upon exercise and at the sole discretion of ULA, the options may be awarded in cash or in shares of Class A Common Stock, or, if publicly traded, shares of ULA stock. If the employee's employment terminates other than in the case of death, disability or the like, all unvested options lapse and all vested options must be exercised within 90 days of the termination date.

COMPENSATION OF DIRECTORS

     The Company compensates its outside directors at $500 per month and $1,000 per board and committee meeting ($500 for certain telephonic meetings) attended. Directors who are also employees of the Company receive no additional compensation for serving as directors. The Company reimburses all of its directors for travel and out-of-pocket expenses in connection with their attendance at meetings of the Board. In addition, under the Stock Option Plan for Non-Employee Directors effective June 1, 1993 (the "1993 Plan"), each non-employee director received options for 20,000 shares of Class A Common Stock upon the effective date of the 1993 Plan or upon election to the Board, as the case may be. Options for an aggregate of 960,000 shares of Class A Common Stock may be granted under the 1993 Plan. As of March 31, 2000, under the 1993 Plan, the Company has granted options for an aggregate of 820,000 shares of Class A Common Stock, adjusted for the Company's stock splits in 1994 and in 1999. In addition, options for 171,667 shares have been cancelled, and 311,667 are available for future grants. Options granted under the 1993 Plan vest 25% on the first anniversary of the respective dates of grant and then evenly over the next 36-month period. Such vesting is accelerated upon a "change of control" of the Company.

     The non-employee directors also participate in the Company's Stock Option Plan for Non-Employee Directors Plan effective March 20, 1998 (the "1998 Plan"), pursuant to which each non-employee director, except Messrs. Cole, Malone and Vigil, has been granted options to acquire 30,000 shares of Class A Common Stock at the fair market value of the shares at the time of the grant. Messrs. Cole and Malone have each been granted options for 70,000 shares of Class A Common Stock under the 1998 Plan. Such options have also been granted at the fair market value of the shares at the time of grant. Additional participation in the 1998 Plan is at the discretion of the Board. Options for an aggregate of 1,000,000 shares of Class A Common Stock may be granted under the 1998 Plan. At March 31, 2000, options for an aggregate of 360,000 shares of Class A Common Stock had been granted, adjusted for the two-for-one stock split in November 1999. In addition, options for 97,500 shares have been cancelled, and 737,500 shares are available for future grants. All options under the 1998 Plan vest in 48 equal monthly installments commencing the respective dates of grant.

     There are no other arrangements whereby any of the Company's directors received compensation for services as a director during Fiscal 1999 in addition to or in lieu of that specified by the aforementioned standard arrangement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Board in April 1993 established the Compensation Committee composed of members of the Board who are not employees of the Company. In June 1997, the Board passed a resolution appointing all outside directors of the Company to be members of the Committee. During Fiscal 1999, the Committee consisted of Messrs. Carollo, Cole, Lawrence F. DeGeorge (until October 1999), Lawrence J. DeGeorge, Malone (upon his November 1999 appointment), Antony Ressler (until October 1999), Rochelle and Bruce Spector (until October 1999). Each of such Committee members is not and has not been an officer of the Company or any of its subsidiaries. None of the executive officers of the Company has served as a director or member of a compensation committee of another company that had an executive officer also serving as a director or member of the Committee of the Company.

LIMITATION OF LIABILITY AND INDEMNIFICATION

     The Company's Second Restated Certificate of Incorporation eliminates the personal liability of its directors to the Company and its stockholders for monetary damages for breach of the directors' fiduciary duties in certain circumstances. The Company's Second Restated Certificate of Incorporation and Bylaws provide that the Company shall indemnify its officers and directors to the fullest extent permitted by law. The Company believes that such indemnification covers at least negligence and gross negligence on the part of indemnified parties.

     During the past five years, neither the above named executive officers nor any director of the Company has had any involvement in such legal proceedings as would be material to an evaluation of his ability or integrity.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company's directors and certain of its officers, and persons holding more than ten percent of the Company's Class A Common Stock are required to file forms reporting their beneficial ownership of the Company's Class A Common Stock and subsequent changes in that ownership with the Securities and Exchange Commission. Such persons are also required to furnish the Company with copies of all forms so filed.

     Based solely upon a review of copies of such forms filed on Forms 3, 4, and 5, and amendments thereto furnished to the Company, the Company believes that during the fiscal year ended December 31, 1999, its officers, directors and greater than ten percent beneficial owners complied on a timely basis with all
Section 16(a) filing requirements, except Frederick G. Westerman III filed his Form 3 late. Also, Richard Schneider filed one Form 4 late reporting a disposition of shares. Richard Schneider may be deemed a greater than ten percent beneficial owner of the Company as a result of being a party to the Stockholders' Agreement. He, however, disclaims beneficial ownership of the Company securities held by other parties to the Stockholders' Agreement. Although timely filed, the Form 5 for the year ended December 31, 1999, filed by Mark L. Schneider included an amendment to a Form 4, which was filed timely, covering a disposition of shares in payment of taxes not reported in said Form 4.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     THE COMPENSATION COMMITTEE REPORT SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

COMPENSATION PHILOSOPHY

     The Compensation Committee of the Board of Directors is responsible for structuring and implementing the Company's executive compensation program and for reviewing compensation paid to certain key management personnel. The Committee also administers the Employee Plan.

     The Company's compensation philosophy is based on the belief that the principal component of total executive compensation should be linked to stockholder return on investment as reflected in the appreciation in the price of the Company's Common Stock. In applying this philosophy, the Committee has implemented a compensation policy that seeks to attract and retain superior executives and to align the financial interests of the Company's senior executives with those of its stockholders. The Company attempts to realize these goals by providing a reasonable base salary to its executive officers and senior management while emphasizing the grant of equity-based incentives commensurate with their performance and level of responsibility. Given the nature of the
Company's business and its stage of development, any assessment of an executive's performance tends to be very subjective. The Company does not generally pay cash bonuses to its executive officers.

BASE SALARY

     The Committee believes base salary levels of its executive officers should be reasonable but not excessive. The Committee reviews and determines the base salaries for the Company's executive officers and other senior management every 12 to 16 months. A recommendation for specific base salaries for all executive officers is submitted to the Committee by the Company's Chief Executive Officer and Chairman for approval. The recommendation is based largely on the subjective assessment of the executives' experience, performance, level of responsibility and length of service with the Company, but also reflects the base salary paid to executives and other senior management recently hired by the Company relative to the salary of those whose compensation is being reviewed.

     The Chief Executive Officer and Chairman explains the factors on which the recommendation is based, discusses the responsibilities and performance of the persons whose compensation is being reviewed and responds to inquiries from the Committee. During the year ended December 31, 1999, the Committee undertook a review of the compensation paid to its named executive officers and other key management as a result of realignment of responsibilities and the Company's significant growth. Based on such review and the recommendation of the Chief Executive Officer and Chairman, the Committee then established new salary levels for certain of its named executive officers. The Committee believes such new salary levels reflect the responsibilities of such officers and are necessary to retain such officers based on the salaries paid to officers in comparable positions in telecommunications companies.

EQUITY-BASED INCENTIVES

     To make its overall compensation package for executive officers and other senior management competitive with other companies in the telecommunications industry, the Company emphasizes equity-based incentives rather than salary and bonuses. The Board believes that reliance upon such incentives is appropriate because they foster a long-term commitment to the Company and encourage employees to seek to improve the long-term appreciation in the market price of the Company's Class A Common Stock. Equity-based incentives are provided to the Company's executives and key employees through the Employee Plan. In general, executive officers and other employees are eligible for grants of stock options upon their employment by the Company. Options are typically granted at the fair market value of the Class A Common Stock on the date of grant and options typically vest over a period of four years. During the year ended December 31, 1999, the Committee granted stock options for an aggregate of 398,942 shares of Class A Common Stock to three of the named executive officers, including the Chief Executive Officer, granted stock options for an aggregate of 750,000 UPC ordinary shares A to one named executive officer, and granted stock options for an aggregate of 8,182,601 Austar United ordinary shares to two of the named executive officers, including the Chief Executive Officer. In addition, the Committee granted chello broadband options for an aggregate of 550,000 chello broadband ordinary shares B to two of the named executive officers, and phantom options based on an aggregate of 200,000 chello broadband ordinary shares A to two of the named executive officers, including the Chief Executive Officer.

     Also in 1999, the Committee learned that, through an administrative oversight, the option price and the option term for incentive stock options previously granted to the Chief Executive Officer and a named executive officer were not adjusted as required by the terms of the Employee Plan and applicable law for incentive stock options granted to holders of more than 10% of the Company's stock. The Employee Plan and applicable law provide that incentive stock options granted to more than 10% stockholders must have an option price equal to 110% of the Class A Common Stock's fair market value on the date of grant and a maximum term of five years. Certain of the options intended to be incentive stock options were still within the five year term and the Committee reformed those options by increasing the option price and providing for a five year term to effect the original intent of the Committee. The incentive stock options that were granted in 1993 had, when reformed, however, passed the five year limit. On December 17, 1999, the Committee granted non-qualified stock options to the Chief Executive Officer and the named executive officer with an exercise price equal to 110% of the original option price (but below fair market value on the date of grant) to replace the economic value of the incentive stock options that upon being reformed expired and to implement the Committee's original intent.

     In 1999, the Company cancelled the UAP stock option plan. Holders of options, including the named executive officers, under the UAP stock option plan were offered options under the Austar United Executive Stock Option Plan on the condition that such holders relinquish all rights and interests in the UAP options. The options granted for Austar United ordinary shares to holders accepting such offer were granted to such holders, including some of the named executive officers, in direct proportion to their previous holding of UAP options under the UAP stock option plan along with retroactive vesting through date of grant of the Austar United options.

     The Committee believes such grants are in the best interest of the Company and are consistent with its philosophy of providing equity-based incentives to retain talented management and to encourage such management to improve the long-term appreciation of the Company's Class A Common Stock. The Committee based its grants for the year ended December 31, 1999, in part, upon the level of the executive or other key employees' responsibilities and contributions they have made to the Company's financial and strategic objectives.

FISCAL 1999 COMPENSATION FOR CHIEF EXECUTIVE OFFICER

     The executive compensation policy described above is applied in establishing the base salary for the Company's Chief Executive Officer. As a result of the Company's growth during 1998 and 1999, the Committee adjusted the base salary of the Chief Executive Officer from $450,000 to $517,500 effective April 1, 1999. The Committee continues to believe such salary is reasonable based on the recent growth of the Company. Such salary is also intended to be at a level slightly higher than that of the other most highly compensated executive officers of the Company. The base salary bears no specific relationship to the Company's performance during the year ended December 31, 1999. For the reasons stated above under "Equity-Based Incentives", in 1999 the Committee granted the Chief Executive Officer options for 290,523 shares of Class A Common Stock, an option for 2,153,316 shares of Austar United and a phantom option based on 125,000 chello broadband ordinary shares A.

OTHER MATTERS

     Under Section 162(m) of the Code, the Company may be limited as to federal income tax deductions to the extent that total annual compensation in excess of $1,000,000 is paid to the Chief Executive Officer of the Company or any one of the other four highest paid executive officers who were employed by the Company on the last day of the taxable year. However, certain "performance-based compensation", the material terms of which are disclosed to and approved by the Company's stockholders, is not subject to this limitation on deductibility. The Company has structured the Employee Plan with the intention that compensation resulting therefrom would be qualified performance-based compensation and would be deductible without regard to the limitations otherwise imposed by Section 162(m) of the Code.


                           COMPENSATION COMMITTEE (1)

                           Albert M. Carollo

                           John P. Cole

                           Lawrence J. DeGeorge

                           John Malone (2)

                           Curtis W. Rochelle

(1)   Mr. Vigil joined the Committee after Fiscal 1999.
(2)   Joined the Committee in November 1999

STOCKHOLDER RETURN PERFORMANCE GRAPH

     THE STOCK PRICE PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

     The following graph compares the cumulative total stockholder return (assuming reinvestment of dividends) on the Company's Class A Common Stock with the NASDAQ Composite Index (U.S.) and a peer group of companies based on the NASDAQ Telecommunications Stocks Index (the "NASDAQ Telecom"). The graph assumes that the value of the investment in the Company's Class A Common Stock and each index was $100 on February 28, 1994. The Company has not paid any cash dividends on its Class A Common Stock and does not expect to pay dividends for the foreseeable future. The stockholder return performance graph below is not necessarily indicative of future performance.


                       Value of $100 invested on 2/28/94

                                [GRAPH OMITTED]


Analysis
                                 2/28/94       2/28/95     2/29/96     2/28/97     2/28/98     12/31/98     12/31/99
                                 -------       -------     -------     -------     -------     --------     --------
UnitedGlobalCom, Inc.            $100.00       $ 95.45     $102.27     $ 62.12     $ 88.26     $116.67      $856.06
NASDAQ Telecom                   $100.00       $ 91.64     $120.81     $116.77     $199.69     $283.08      $492.96
NASDAQ Composite (US)            $100.00       $101.36     $141.26     $168.54     $230.38     $287.63      $519.64


                              CERTAIN TRANSACTIONS

THE STOCKHOLDERS' AGREEMENt

     The Company and certain founding shareholders of the Company (collectively, the "Founders"), Apollo Cable Partners L.P. ("Apollo") and certain Permitted Transferees are parties to the Stockholders' Agreement dated April 13, 1993 (the "Stockholders' Agreement"). The Stockholders' Agreement provides for the election of directors by such parties of three persons nominated to be directors by Apollo and nine persons nominated to be directors by the Founders. The number of persons Apollo and the Founders are entitled to nominate for election as directors is subject to reduction for each group if the percentage of the Company's voting securities beneficially owned by it is reduced below certain levels determined without regard to shares transferred in the Apollo Transaction is consummated. These director nomination rights expire on April 12, 2003, unless earlier terminated.

     In 1999, Apollo, Lawrence F. DeGeorge (a former director of the Company) and Lawrence J. DeGeorge (a current director of the Company) sold all their shares of Class B Common Stock, an aggregate of 9,859,336 shares, to Liberty. As a consequence of such sale, those persons are no longer bound by the Stockholders' Agreement. Pursuant to the terms of the Stockholders' Agreement, Liberty succeeded to certain rights and obligations of Apollo under the Stockholders' Agreement upon the closing of such transaction. The Stockholders' Agreement is to be replaced by a new agreement when the provisions of the Term Sheet (defined below) are fully implemented. See "--Liberty Term Sheet" below.

     The Stockholders' Agreement provides that shares of Class B Common Stock held by the parties thereto will be converted to shares of Class A Common Stock upon any transfer of the Class B Common Stock unless the transferee becomes a party to the Stockholders' Agreement. The Stockholders' Agreement also provides that the parties thereto are obligated to offer any of the Company's equity securities or their equivalents to the Company prior to their transfer to persons other than a party to the Stockholders' Agreement and their respective affiliates and that the Founders are obligated to permit Liberty, as successor to Apollo, to participate on a pro-rata basis in any sale of Class B Common Stock by the Founders that would result in a change of control of the Company. Partners of the Partnership who are affiliates of the Company have been granted registration rights for the Company's common stock held by them.

LIBERTY TERM SHEET

     In 1999, Liberty purchased an aggregate of 9,859,336 shares of Class B Common Stock from Apollo, Lawrence F. DeGeorge and Lawrence J. DeGeorge. In connection with such transaction, Liberty entered into a Term Sheet with the Company and UPC concerning the Company's securities and other matters (the "Term Sheet"). Pursuant to the Term Sheet, Liberty and UPC agreed to form a 50/50 joint venture or similar arrangement to own the Company's securities and to evaluate content and distribution opportunities in Europe. UPC will contribute 5,569,240 shares of Class A Common Stock and Liberty will contribute 9,859,336 shares of Class B Common Stock to the venture. Liberty has announced that it expects to assign 50% of its interest in the venture to Microsoft. In addition to its interest in the venture, Liberty is entitled to receive an approximately $287.0 million redeemable preferred interest in the venture to balance out the parties' ownership interests. Formation of the new venture is still pending.

     The Issuer's Board of Directors currently consists of eleven members, nine of whom may be deemed to have been nominated by the Founders and two of whom have been elected at the request of Liberty and Microsoft. Upon full implementation of the Term Sheet, it is anticipated that the Founders will nominate eight members and each of the parties to the venture will each nominate one member of the Board. Also, the parties to the venture will enter into a new Stockholders' Agreement with the Company and the Founders and into a Standstill Agreement with the Company and the Founders.

RIORDAN TRANSACTIONS

     In November 1998, Riordan Communications Limited ("RCL"), a company controlled by a discretionary trust for the benefit of certain family members of John Riordan, a director and named executive officer of the Company, acquired 769,062 shares of Class A Common Stock. In March 1999, RCL and the Company entered into a Registration Rights Agreement, which provides, among other things, that upon request of RCL, the Company will register under the Securities Act of 1933, as amended, at least 50% of the 769,062 shares of Class A Common Stock acquired by RCL in accordance with RCL's intended method of disposition thereof. RCL has the right to request two such registrations. The Company has agreed to pay all registration expenses (other than underwriting discounts and commissions) in connection with such registrations. The Registration Rights Agreement will terminate when all such shares of Class A Common Stock acquired by RCL can be sold in any 90-day period pursuant to Rule 144 of said Act.

     In addition, chello broadband has agreed to loan to John Riordan up to approximately euro85,000 in connection with the grant of his stock options for chello broadband ordinary shares B. The proceeds of the loan will enable Mr. Riordan to pay the tax on such grant. This will be a recourse loan, which bears no interest. Execution of this loan is still pending.

M. SCHNEIDER TRANSACTIONS

     In September 1999, the Company loaned to Mark L. Schneider, a director and named executive officer of the Company, $723,356.37 in connection with the purchase of his home. The loan bears interest at 15% per annum and is payable monthly. During 1999, Mr. Schneider paid $36,681 in interest on the loan. The loan is secured by all vested options Mr. Schneider holds in the Company and its affiliates and by a right to a second mortgage on his home. Payment of the loan is due upon the earlier of the sale of the home or the date Mr. Schneider is no longer employed by the Company, UPC or any affiliate. If Mr. Schneider defaults on the loan, the Company has a power of attorney that allows it to exercise the relevant number of stock options and sell the shares in satisfaction of Mr. Schneider's obligation and the Company can also execute a second mortgage.

     On August 5, 1999, chello broadband loaned Mark L. Schneider approximately euro2.3 million to enable Mr. Schneider to acquire certificates evidencing the economic value of the chello broadband stock options to acquire ordinary shares B granted to Mr. Schneider in 1999. This recourse loan bears no interest. Interest, however, is imputed and the tax payable on the imputed interest is added to the principal amount of the loan. This loan is payable upon exercise or expiration of the options. With the exception of these loans and the proposed loan to John Riordan described above, neither the Company nor any of its subsidiaries have made any other loans to any other members of the Board or the named executive officers.

                              STOCKHOLDER PROPOSALS

     Any proposal by a stockholder intended to be presented at the 2001 annual meeting of stockholders must be received by the Company on or before February 27, 2001, to be considered for inclusion in the proxy materials of the Company relating to such meeting.

                                 OTHER BUSINESS

     It is not anticipated that any other matters will be brought before the Meeting for action; however, if any such other matters shall properly come before the Meeting, it is intended that the persons authorized under proxies may, in the absence of instructions to the contrary, vote or act thereon in accordance with their best judgment.


                                    BY THE ORDER OF THE BOARD OF DIRECTORS


                                    /s/ Ellen P. Spangler
                                    Ellen P. Spangler
                                    Senior Vice President
                                    Business and Legal Affairs,
                                    and Secretary

Denver, Colorado
April 28, 2000

PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                              UNITEDGLOBALCOM, INC.
                              CLASS A COMMON STOCK
      Proxy for Annual Meeting of Stockholders to be held on June 27, 2000


     The undersigned hereby appoints Gene W. Schneider, Michael T. Fries and Ellen P. Spangler or any one of them, with full power of substitution, as a proxy or proxies to represent the undersigned at the Annual Meeting (the "Meeting") of Stockholders of UNITEDGLOBALCOM, INC. (the "Company") to be held on June 27, 2000, and at any adjournments or postponements thereof, and to vote thereat all the shares of Class A Common Stock of the Company held of record by the undersigned at the close of business on April 28, 2000, with all the power that the undersigned would possess if personally present, as designated on the reverse side.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE LISTED NOMINEES AND THE APPROVAL OF PROPOSAL 2. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED PURSUANT TO THE BOARD OF DIRECTORS RECOMMENDATIONS.

     This proxy revokes all proxies with respect to the Meeting and may be revoked prior to exercise. Receipt of the Notice of Annual Meeting and the Proxy Statement relating to the Meeting is hereby acknowledged.


                   (Continued and to be signed on other side)

                                                               Please mark   [X]
                                                               your votes
                                                               as this

                              CLASS A COMMON STOCK


This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted For the Proposals stated below.

1. Election of Directors

    FOR all     WITHHOLD AUTHORITY      Nominees: Albert M. Carollo, Lawrence J.
   Nominees   to vote for all nominees  DeGeorge, Michael T. Fries, John C.
   listed to    listed to the right     Malone, Mark L. Schneider, Henry P.
   the right                            Vigil, Tina M. Wildes

   [      ]         [      ]            (Instructions: To withhold authority
                                        for any individual nominee, strike a
                                        line through the nominee's name
                                        listed above.  Your shares will be cast
                                        FOR the other nominees.)

                                        In their discretion, the named proxies
                                        may vote on such other business as may
                                        properly come before the Annual
                                        Meeting or any adjournments or
                                        postponements thereof.


PROPOSAL NO 2: Ratification of the           FOR      AGAINST      ABSTAIN
appointment of Arthur Andersen LLP
as independent public accountants           [   ]      [   ]        [   ]
to audit the financial statements of
the Company for fiscal year ending
December 31, 2000.

PLEASE SIGN, AND DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATIONS, MERELY SIGN BELOW, NO BOXES NEED TO BE CHECKED.

Signature(s)
            --------------------------------------------------------------------
      Date:
            ----------------------------

Please sign exactly as name appears above. When shares are held jointly, each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                            . FOLD AND DETACH HERE .

PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                              UNITEDGLOBALCOM, INC.
                              CLASS B COMMON STOCK
      Proxy for Annual Meeting of Stockholders to be held on June 27, 2000


     The undersigned hereby appoints Gene W. Schneider, Michael T. Fries and Ellen P. Spangler or any one of them, with full power of substitution, as a proxy or proxies to represent the undersigned at the Annual Meeting (the "Meeting") of Stockholders of UNITEDGLOBALCOM, INC. (the "Company") to be held on June 27, 2000, and at any adjournments or postponements thereof, and to vote thereat all the shares of Class B Common Stock of the Company held of record by the undersigned at the close of business on April 28, 2000, with all the power that the undersigned would possess if personally present, as designated on the reverse side.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE LISTED NOMINEES AND THE APPROVAL OF PROPOSAL 2. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED PURSUANT TO THE BOARD OF DIRECTORS RECOMMENDATIONS.

     This proxy revokes all proxies with respect to the Meeting and may be revoked prior to exercise. Receipt of the Notice of Annual Meeting and the Proxy Statement relating to the Meeting is hereby acknowledged.


                   (Continued and to be signed on other side)

                                                              Please mark   [X]
                                                               your votes
                                                               as this

                              CLASS B COMMON STOCK


This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted For the Proposals stated below.

1. Election of Directors

    FOR all     WITHHOLD AUTHORITY      Nominees: Albert M. Carollo, Lawrence J.
   Nominees   to vote for all nominees  DeGeorge, Michael T. Fries, John C.
   listed to    listed to the right     Malone, Mark L. Schneider, Henry P.
   the right                            Vigil, Tina M. Wildes

   [      ]         [      ]            (Instructions: To withhold authority
                                        for any individual nominee, strike a
                                        line through the nominee's name
                                        listed above.  Your shares will be cast
                                        FOR the other nominees.)

                                        In their discretion, the named proxies
                                        may vote on such other business as may
                                        properly come before the Annual
                                        Meeting or any adjournments or
                                        postponements thereof.


PROPOSAL NO 2: Ratification of the           FOR      AGAINST      ABSTAIN
appointment of Arthur Andersen LLP
as independent public accountants           [   ]      [   ]        [   ]
to audit the financial statements of
the Company for fiscal year ending
December 31, 2000.

PLEASE SIGN, AND DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATIONS, MERELY SIGN BELOW, NO BOXES NEED TO BE CHECKED.

Signature(s)
            --------------------------------------------------------------------
      Date:
            ----------------------------

Please sign exactly as name appears above. When shares are held jointly, each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                            . FOLD AND DETACH HERE .